Exhibit 99.1

Mullen Reports Financial Results for the Three and Nine Months Ended June 30, 2024

Positive stockholders’ equity of $53 Million as of June 30, 2024

Total assets of $192 Million as of June 30, 2024

BREA, Calif., Aug. 12, 2024 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, today announces financial results for the three and nine months ended June 30, 2024, and a business update.

Commenting on the results for the three and nine months that ended June 30, 2024, and recent Company developments, CEO and chairman David Michery stated: “We narrowed our loss in the quarter and year-to-date. We are positioning our fiscal Q4 for strong year-over-year growth. I am thankful to our team and our efforts in scaling our commercial EV business in the U.S. and internationally.”

Recent Highlights Include:

●

The Company has secured a substantial $250 million new financing commitment; with $50 million already received, $50 million as a one-year additional investment right where the investors have the right to provide additional financing, and $150 million pursuant to an equity line of credit. In addition, the Company signed a commitment letter agreement with an investor for a total investment of $100 million through the issuance of senior secured convertible notes and warrants contingent upon mutual consent and the execution of final documentation by both parties.

●

In August 2024, Mullen announced a lease program for Class 1 EV cargo vans created with a focus on individuals, small businesses and fleets. bizEV is a turnkey lease program offering customers an opportunity to transition to EV with a 3-year lease option, starting at $475 per month plus applicable taxes and fees and includes scheduled vehicle maintenance.

●

In July 2024, GAMA, one of Mullen's international distributors, placed an order for 29 Mullen-GOs, the Company’s commercial micro-urban delivery vehicle. The order is valued at USD $304,000 with shipment to GAMA beginning in August 2024.

●

Bollinger’s B4, Class 4 EV chassis cab received EPA Certification on June 18, 2024, and Bollinger Motors released its full warranty coverage on the B4 in July, one of the strongest warranties in the commercial market today.

●

In July 2024, Mullen’s Class 1 EV cargo van received approval for the MOR-EV Program, granting a $3,500 rebate in Massachusetts. When combined with the available $7,500 federal tax credit, the net effective cost of the Mullen ONE would be approximately $23,500.

●	In July 2024, Bollinger Motors announced new orders for the all-electric Class 4 Bollinger B4 commercial trucks.
●	5 vehicles to Spencer Manufacturing, which will upfit the vehicles into fire rescue trucks. The vehicle order is valued at approximately $825,000.
●	70 vehicles Doering Fleet Management, one of the nation’s premier fleet management companies. The vehicle order is valued at approximately $11.5 million.
●

In July 2024, Bollinger Motors named former GM executive James Taylor as CEO. He will take over for company founder Robert Bollinger, who will remain on Bollinger’s Board of Directors and a major shareholder. In addition, the company promoted Bryan Chambers to President and Chief Operating Officer and Siva Kumar to Chief Strategy Officer and Senior Vice President of Finance of Bollinger.

●	In August 2024, Mullen announced the promotion of John Taylor to President of the Commercial EV Division. Taylor also retains a role as SVP of Global Manufacturing for Mullen Automotive.
●

In August 2024, the Company announced commercial EV orders of 130 Class 1 EV cargo vans and 50 Class 3 EV trucks to Eco Auto over the next 18 months for an estimated value of $7.7 million, with new deliveries beginning in September 2024.

●

Recent ride-and-drive activity and events include the NAFA Atlanta Area Summer Block Party, Sustainable Fleet Technology Conference & Expo, Cal Start Zero Emissions Showcase, Green Transportation Summit & Expo and participation in SEUS-CP Business Forum as an Anchor Organization and panelist for the State of Mississippi.

●	In addition to its U.S. activities, Mullen is preparing significant pilot programs in Europe and Canada and is actively deploying Class 1 and Class 3 EVs to Europe.

Fiscal Quarter Ending June 30, 2024, Updates Include:

Mullen Commercial – Troy, Michigan

Class 1 and 3 Commercial Vehicles

●	The State of Massachusetts issued MOR-EV approval, granting Mullen’s Class 3 EV truck a $15,000 cash voucher per vehicle sold.
●	Mullen added its fifth commercial dealer partner, Eco Auto based in the New England area, and initial purchase order of 13 commercial vehicles.
●	In May, the Company announced a new commercial EV Fleet order for Europe with Switzerland-based Antidoto SA for 40 Mullen-GO urban delivery vehicles. The initial PO is valued at $440,000 USD.
●	Mullen announced a new European distributor, GAMA, for the Balkans Region in Europe with the first order for 53 vehicles consisting of commercial EV urban delivery vehicles, cargo vans and trucks.
●	Mullen continued Commercial EV dealer expansion in the Midwest with Ziegler Truck Group and Pacific Northwest with Range Truck Group.
●

Mullen is actively engaged in negotiations with major telecoms, large fleet providers, delivery companies, universities, local municipalities, government agencies, and airport service providers to expand our customer base and market share.

●	Mullen announced a $150 Million financing commitment.
●	In May, the U.S. Department of Commerce approved Mullen’s Tunica, MS., facility as a foreign trade zone delivering up to $21 million in deferred duty for the remainder of FY2024 and FY2025.
●	Mullen added a California-based and HVIP-approved dealer, National Auto Fleet Group with locations in Watsonville and Alhambra, CA.
●	Mullen added one of the largest US commercial dealers, Pritchard EV, to its dealer network.
●	In April, California issued HVIP approval, granting Mullen’s Class 3 EV trucks a $45,000 Cash voucher per vehicle sold.
●	In April, Mullen announced new CARB approval for the 2025 model year Class 3 EV cab chassis truck.

Bollinger Motors - Oak Park, Michigan

Class 4 – 6 Commercial Vehicles

●

Bollinger has announced retail dealers, including LaFontaine Automotive Group, Nacarato Truck Centers, and Nuss Truck and Equipment, covering the initial states of Michigan, Florida, Georgia, Kentucky, Maryland and Minnesota.

●	In June, Bollinger received EPA certification for Class 4 EV Commercial Trucks which is a critical step to selling vehicles in the U.S.
●	In June, Bollinger received a $13.2 million sales order from Momentum Groups for 80 B4 Class 4 EV trucks.
●	In May, Bollinger announced the sale of 50 Bollinger B4 Chassis Cab EV Trucks to EnviroCharge for $8.3 million.
●	Bollinger Motors announced Amerit Fleet Solutions for mobile service and warranty for the B4 all-electric Class 4 commercial truck.
●	Bollinger expects to begin B4, Class 4 vehicle production and deliveries in the second half of 2024.

Mullen High Energy Facility – Fullerton, California

●	In May, the Company announced the development of a zero-emissions, PowerUP Mobile EV Charging Truck.
●	In April, the Company marked phase one completion of the Battery Pack Assembly line in Fullerton, CA.

Battery Technology Update

●	The Company is advancing its solid-state polymer pack program and is continuing to conduct battery and vehicle testing since Class 1 EV cargo van road testing began in February 2024.
●	Recently, the Company has identified lead suppliers for development and components and issued initial purchase orders to support this pivotal program.
●	The Company expects to have the solid-state polymer packs fully certified for production and sale in the second half of 2025.

Financial Results for the Three and Nine Months Ended June 30, 2024

For the nine months ended June 30, 2024, we invoiced for 377 vehicles valued at $16.8 million. The Company has deferred the revenue and accounts receivable recognition until invoices are paid and the return provision on the vehicles is nullified by the dealer’s sale of the vehicle to the end user.

Net loss and loss per share

The net loss attributable to common shareholders after preferred dividends was $289.9 million, or $37.92 net loss per share, for the nine months ended June 30, 2024, as compared to a net loss attributable to common shareholders after preferred dividends of $792.7 million, or $5,544.35 loss per share, for the nine months ended June 30, 2023. Share counts were adjusted retroactively for reverse stock splits. The net loss for the nine months ended June 30, 2024, of $289.9 million included non-cash impairment charges recorded last quarter (Quarter ended March 31, 2024) totaling $105.5 million primarily due to future funding uncertainties and a decrease in the Company's market capitalization.

The total cash spent (Operating and Investing cash flows) for the nine months ended June 30, 2024 and 2023, was $159.2 million and $221.1 million, respectively.

Net loss	$(326,984,240)	$(806,795,641)
Non-cash adjustments (see table below for details)	182,763,377	696,177,260
Working capital investment	(962,034)	(3,009,564)
Net cash used in operating activities	(145,182,897)	(113,627,945)
Net cash used in investing activities	(14,053,838)	(107,449,762)
Cash spent	$(159,236,735)	$(221,077,707)

We invested an additional $1.0 million and $3.0 million in working capital during the nine months ended June 30, 2024 and 2023, respectively. Details of changes in working capital are as follows:

	Nine months ended June 30,
	2024	2023
Changes in operating assets and liabilities:
Accounts receivable	$671,750	$—
Inventories	(21,027,871)	—
Prepaids and other assets	(279,024)	(14,089,476)
Accounts payable	18,788,174	6,013,276
Accrued expenses and other liabilities	1,757,670	4,835,588
Right-of-use assets and lease liabilities	(872,733)	231,048
Total changes in operating assets and liabilities	$(962,034)	$(3,009,564)

The details of non-cash adjustments to the Consolidated Statements of Cash Flows are as follows:

	Nine months ended June 30,
	2024	2023
Non-cash expenses and gains during the period:
Stock-based compensation	$29,174,038	$71,015,371
Deferred income taxes	(3,890,100)	(445,808)
Depreciation and amortization	17,768,083	10,991,239
Impairment of intangible assets	73,447,067	—
Impairment of goodwill	28,846,832	—
Impairment of right-of-use assets	3,197,668	—
Other financing costs - ELOC commitment fee	6,000,000	—
Other financing costs - Initial recognition of derivative liabilities	4,261,718	504,373,115
Other financing costs - initial recognition of warrants	13,652,762	—
Revaluation of derivative liabilities	888,075	89,462,559
Loss/(gain) on other warrants revaluation	(82,938)	—
Loss/(gain) on extinguishment of debt	655,721	6,246,089
Loss/(gain) on assets disposal	477,838	—
Amortization of debt discount	8,366,613	442,091
Non-cash interest and other operating activities	—	(1,656,288)
Non-cash financing loss on over-exercise of warrants	—	8,934,892
Issuance of warrants to suppliers	—	6,814,000
Total non-cash expenses and gains	$182,763,377	$696,177,260

Shareholders’ equity

Shareholders’ equity was $53.0 million as of June 30, 2024, versus $272.8 million at September 30, 2023. The decrease in stockholders’ equity for the nine months ended June 30, 2024, reflects the impairment charges of $105.5 million and other operating losses of $225.4 million offset by warrant exercises, notes conversions, stock-based compensation and other equity transactions.

Liquidity

We had total cash (including cash equivalents and restricted cash) of $4.0 million on June 30, 2024 versus $155.7 million on Sept. 30, 2023. The working capital as of June 30, 2024, was negative and amounted to $59.0 million, or $10.4 million if adding back derivative liabilities and other liabilities settled in common stock. This compares to a positive $58.5 million of working capital or $133.3 million of working capital on Sept. 30, 2023, if adding back derivative liabilities and other liabilities settled in common stock.

During the nine months ended June 30, 2024, we paid off $4.9 million in current notes payable that was secured by a mortgage on our Tunica, Mississippi, facility. During the quarter ended June 30, 2024, new senior secured convertible notes with warrants were issued for cash totaling $12.5 million. As of June 30, 2024, a portion of notes and accumulated interest were converted into shares of the Company's common stock. Current notes payable as of June 30, 2024, were $2.7 million compared to $7.5 million of current notes payable as of September 30, 2023 (balances include debt discounts) reflecting the pay-off of the Tunica mortgage.

Subsequent to June 30, 2024, investors purchased an additional aggregate principal amount of $39.5 million, for $37.5 million in cash after deducting the 5% original issue discount.

Financial statements

Following are our unaudited Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the three and nine months ended June 30, 2024 and 2023.

MULLEN AUTOMOTIVE INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2024	September 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,549,367	$155,267,098
Restricted cash	414,536	429,372
Accounts receivable	—	671,750
Inventory	37,834,884	16,807,013
Prepaid expenses and prepaid inventories	25,759,754	24,955,223
TOTAL CURRENT ASSETS	67,558,541	198,130,456

Property, plant, and equipment, net	83,254,664	82,032,785
Intangible assets, net	27,939,106	104,235,249
Related party receivable	—	2,250,489
Right-of-use assets	11,787,983	5,249,417
Goodwill, net	—	28,846,832
Other noncurrent assets	1,789,472	960,502
TOTAL ASSETS	$192,329,766	$421,705,730

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$29,247,841	$13,175,504
Accrued expenses and other current liabilities	43,378,664	41,610,788
Warrant liabilities	25,778,961	—
Series E Preferred Stock (76,950 authorized, 76,923 shares issued and outstanding with redemption value of $41 per share)	8,605,241	—
ELOC commitment fee liability	6,000,000	—
Liability to issue shares	4,416,255	9,935,950
Derivative liabilities	3,751,217	64,863,309
Lease liabilities, current portion	2,226,906	2,134,494
Notes payable, current portion	2,732,390	7,461,492
Refundable deposits	421,772	429,372
TOTAL CURRENT LIABILITIES	126,559,247	139,610,909

Liability to issue shares, net of current portion	437,358	1,827,889
Lease liabilities, net of current portion	12,338,011	3,566,922
Deferred tax liability	—	3,891,900
TOTAL LIABILITIES	$139,334,616	$148,897,620

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 126,263,156 preferred shares authorized;
Preferred Series D; 84,572,538 shares authorized; 363,097 and 363,097 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively (preference in liquidation of $159,000 and $159,000 at June 30, 2024 and September 30, 2023, respectively)	363	363
Preferred Series C; 24,874,079 shares authorized; 458 and 1,211,757 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively (preference in liquidation of $4,049 and $10,696,895 at June 30, 2024 and September 30, 2023, respectively)	—	1,212
Preferred Series A; 83,859 shares authorized; 648 and 648 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively (preference in liquidation of $836 and $836 at June 30, 2024 and September 30, 2023, respectively)	1	1
Common stock; $0.001 par value; 5,000,000,000 and 5,000,000,000 shares authorized at June 30, 2024 and September 30, 2023, respectively; 16,058,994 and 2,871,707 shares issued and outstanding at June 30, 2024 and September 30, 2023 respectively	16,059	2,872
Additional paid-in capital	2,178,269,431	2,071,110,126
Accumulated deficit	(2,143,349,712)	(1,862,162,037)
TOTAL STOCKHOLDERS' EQUITY ATTRIBUTABLE TO THE COMPANY'S STOCKHOLDERS	34,936,142	208,952,537
Noncontrolling interest	18,059,008	63,855,573
TOTAL STOCKHOLDERS' EQUITY	52,995,150	272,808,110
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$192,329,766	$421,705,730

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
Revenue
Vehicle sales	$65,235	$308,000	$98,570	$308,000

Costs and expenses applicable to sales and revenues
Cost of goods sold	26,222	248,669	34,962	248,669
Other inventory costs and expenses	9,786	—	14,486	—
Total cost of goods sold and other inventory expenses	36,008	248,669	49,448	248,669
Gross profit / (loss)	29,227	59,331	49,122	59,331

Operating expenses:
General and administrative	$47,477,377	$31,777,812	$138,615,121	$144,186,161
Research and development	14,292,744	22,088,011	54,486,237	51,188,991
Impairment of goodwill	—	—	28,846,832	—
Impairment of right-of-use assets	30,060	—	3,197,668	—
Impairment of intangible assets	—	—	73,447,067	—
Loss from operations	(61,770,954)	(53,806,492)	(298,543,803)	(195,315,821)

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(4,261,718)	(248,413,090)	(4,261,718)	(504,373,115)
Other financing costs - ELOC commitment fee	(6,000,000)	—	(6,000,000)	—
Other financing costs - initial recognition of warrants	(13,652,762)	—	(13,652,762)	—
Gain/(loss) on derivative liability revaluation	2,218,148	(241,168)	(888,075)	(89,462,559)
Gain/(loss) on other warrants revaluation	82,938	—	82,938	—
Gain/(loss) on extinguishment of debt	(690,346)	206,081	(655,721)	(6,246,089)
Loss on financing	—	(8,934,892)	—	(8,934,892)
Gain/(loss) on disposal of fixed assets	(103,973)	1,346	(477,838)	386,377
Interest expense	(8,277,802)	(608,332)	(8,795,525)	(5,414,185)
Other income, net	829,056	826,378	2,318,164	2,044,258
Total other income (expense)	(29,856,459)	(257,163,677)	(32,330,537)	(612,000,205)
Net loss before income tax benefit	$(91,627,413)	$(310,970,169)	$(330,874,340)	$(807,316,026)

Income tax benefit/ (provision)	(1,200)	(456,191)	3,890,100	520,385
Net loss	$(91,628,613)	$(311,426,360)	$(326,984,240)	$(806,795,641)

Net loss attributable to noncontrolling interest	(4,267,796)	(2,568,126)	(45,796,565)	(6,748,302)
Net loss attributable to stockholders	$(87,360,817)	$(308,858,234)	$(281,187,675)	$(800,047,339)

Waived/(accrued) accumulated preferred dividends and other capital transactions with Preferred stock owners	(8,627,095)	(13,125)	(8,670,441)	7,387,811

Net loss attributable to common stockholders after preferred dividends	$(95,987,912)	$(308,871,359)	$(289,858,116)	$(792,659,528)

Net Loss per Share	$(7.91)	$(1,114.23)	$(37.92)	$(5,544.35)

Weighted average shares outstanding, basic and diluted	12,134,899	277,205	7,644,049	142,967

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(326,984,240)	$(806,795,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	29,174,038	71,015,371
Deferred income taxes	(3,890,100)	(445,808)
Depreciation and amortization	17,768,083	10,991,239
Impairment of intangible assets	73,447,067	—
Impairment of goodwill	28,846,832	—
Impairment of right-of-use assets	3,197,668	—
Other financing costs - ELOC commitment fee	6,000,000	—
Other financing costs - Initial recognition of derivative liabilities	4,261,718	504,373,115
Other financing costs - initial recognition of warrants	13,652,762	—
Revaluation of derivative liabilities	888,075	89,462,559
Loss/(gain) on other warrants revaluation	(82,938)	—
Loss/(gain) on extinguishment of debt	655,721	6,246,089
Loss/(gain) on assets disposal	477,838	—
Amortization of debt discount	8,366,613	442,091
Non-cash interest and other operating activities	—	(1,656,288)
Non-cash financing loss on over-exercise of warrants	—	8,934,892
Issuance of warrants to suppliers	—	6,814,000

Changes in operating assets and liabilities:
Accounts receivable	671,750	—
Inventories	(21,027,871)	—
Prepaids and other assets	(279,024)	(14,089,476)
Accounts payable	18,788,174	6,013,276
Accrued expenses and other liabilities	1,757,670	4,835,588
Deferred tax liability	—	—
Right-of-use assets and lease liabilities	(872,733)	231,048
Net cash used in operating activities	(145,182,897)	(113,627,945)

Cash Flows from Investing Activities
Purchase of equipment	(14,053,838)	(14,328,228)
Purchase of intangible assets	—	(204,660)
ELMS assets purchase	—	(92,916,874)
Net cash used in investing activities	(14,053,838)	(107,449,762)

Cash Flows from Financing Activities
Proceeds from issuance of notes payable with attached warrants	12,450,000	170,000,000
Proceeds from issuance of common stock and prefunded warrants	—	196,999,970
Payment of notes payable	(4,945,832)	(20,685,000)
Reimbursement for over issuance of shares	—	17,819,660
Net cash provided by financing activities	7,504,168	364,134,630

Change in cash	(151,732,567)	143,056,923
Cash and restricted cash (in amount of $429,372), beginning of period	155,696,470	84,375,085
Cash and restricted cash (in amount of $414.536), ending of period	$3,963,903	$227,432,008

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$37,458	$122,500

Supplemental Disclosure for Non-Cash Activities:
Exercise of warrants recognized earlier as liabilities	$67,826,884	$391,057,576
Right-of-use assets obtained in exchange of operating lease liabilities	11,867,625	—
Convertible notes and interest - conversion to common stock	8,136,004	153,222,236
Extinguishment of accounts payable with recognition of derivatives	4,623,655	—
Common stock issued to settle other derivative liability	3,293,965	—
Common stock issued to extinguish other liabilities	639,146	—
Common stock issued to extinguish liability to issue stock	—	66,752,533
Reclassification of derivatives to equity upon authorization of sufficient number of shares	—	47,818,882
Waiver of dividends by stockholders	—	7,387,810
Warrants issued to suppliers	—	6,814,000
Debt conversion to common stock	—	1,096,787
Extinguishment of operational liabilities by sale of property	—	767,626
Preferred stock converted to common stock	—	273,364
Prefunded warrants converted to common stock	—	250,466
Extinguishment of financial liabilities by sale of property	—	231,958

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. Recently, CARB issued HVIP approval on the Mullen THREE, Class 3 EV truck, providing up to a $45,000 cash voucher at time of vehicle purchase. The Company has also recently expanded its commercial dealer network with the addition of Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group and Eco Auto, providing sales and service coverage in key Midwest, West Coast and Pacific Northwest and New England markets. The Company also recently announced Foreign Trade Zone (“FTZ”) status approval for its Tunica, Mississippi, commercial vehicle manufacturing center. FTZ approval provides a number of benefits, including deferment of duties owed and elimination of duties on exported vehicles.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to the timing and receipt of the $150 Million capital commitment, whether such funding will be sufficient to meet the needs of the Company and its affiliated entities, the impact to the Company and its shareholders as a result of the anticipated financing , whether the B4, Class 4 vehicle deliveries will occur in the timeline expected, whether development and production of the Mullen FIVE RS will be completed and launched within the anticipated timeframes, whether governmental grant applications submitted by the Company will be successful and the outcome of the integrated solid-state polymer battery packs in vehicle level testing. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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